                                                                    EXHIBIT 99.4


                         AURORA BIOSCIENCES CORPORATION
             INDEX TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


                                                                                     Page
                                                                                     ----
Report of Ernst & Young LLP, Independent Auditors                                      2
Report of Hildebrand, Limparis & Hevey, CPAs, PC, Independent Auditors                 3
Supplemental Consolidated Balance Sheets as of December 31, 1999 and 1998              4
Supplemental Consolidated Statements of Operations for the years ended December
  31, 1999, 1998 and 1997                                                              5
Supplemental Consolidated Statements of Stockholders' Equity for the years
  ended December 31, 1999, 1998 and 1997                                               6
Supplemental Consolidated Statements of Cash Flows for the years ended December        7
   31, 1999, 1998 and 1997
Notes to Supplemental Consolidated Financial Statements                                8

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



The Board of Directors and Stockholders
Aurora Biosciences Corporation

We have audited the supplemental consolidated balance sheets of Aurora Biosciences Corporation (formed as a result of the consolidation of Aurora Biosciences Corporation and Quorum Sciences Inc.) as of December 31, 1999 and 1998 and the related supplemental consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1999. The supplemental consolidated financial statements give retroactive effect to the merger of Aurora Biosciences Corporation and Quorum Sciences Inc. on October 4, 2000, which has been accounted for using the pooling of interests method as described in the notes to the supplemental consolidated financial statements. These supplemental consolidated financial statements are the responsibility of the management of Aurora Biosciences Corporation. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits. We did not audit the financial statements of Quorum Sciences Inc. which statements reflect total assets of $144,717 for 1999 and $77,363 for 1998 of the related supplemental consolidated financial statement totals, and which reflect net loss of $414,793 of the related supplemental consolidated financial statement totals for the three year period ended December 31, 1999. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for Quorum Sciences Inc., is based solely on the report of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the supplemental financial statements referred to above present fairly, in all material respects, the consolidated financial position of Aurora Biosciences Corporation at December 31, 1999 and 1998, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, after giving retroactive effect to the merger of Quorum Sciences Inc., as described in the notes to the supplemental consolidated financial statements, in conformity with accounting principles generally accepted in the United States.


                                                      ERNST & YOUNG LLP

San Diego, California
February 10, 2000, except for Note 11,
as to which the date is October 4, 2000

     REPORT OF HILDEBRAND, LIMPARIS & HEVEY, CPAS, PC, INDEPENDENT AUDITORS



To the Board of Directors and Stockholders
Quorum Sciences, Inc.
Frederick, Maryland

We have audited the accompanying balance sheets of Quorum Sciences, Inc. (a Delaware development stage corporation) as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1999 and the periods from April 6, 1998 (inception) to December 31, 1998 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quorum Sciences, Inc. as of December 31, 1999 and 1998, and the results of its operations for the periods then ended in conformity with generally accepted accounting principles.



HILDEBRAND, LIMPARIS & HEVEY, CPAs, PC

March 7, 2000

                         AURORA BIOSCIENCES CORPORATION

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS

                                                                           DECEMBER 31,
                                                                 -------------------------------
                                                                     1999               1998
                                                                 ------------       ------------
ASSETS
Current assets:
   Cash and cash equivalents                                     $ 16,049,590       $  9,534,250
   Investment securities, available-for-sale                       20,683,696         18,547,991
   Accounts receivable                                              5,284,135          3,750,291
  Notes receivable from officers and employees                         50,000            210,000
   Prepaid expenses                                                 1,443,840            475,927
   Other current assets                                             1,623,301          1,104,249
                                                                 ------------       ------------
      Total current assets                                         45,134,562         33,622,708
Equipment, furniture and leaseholds, net                           11,902,464         10,865,880
Notes receivable from officers and employees                          115,000            210,000
Restricted cash                                                       669,810          1,096,034
Other assets                                                        6,185,341          5,237,457
                                                                 ------------       ------------
    Total assets                                                 $ 64,007,177       $ 51,032,079
                                                                 ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                              $  3,875,441       $  3,216,696
   Accrued compensation                                             2,219,172            550,770
   Other current liabilities                                          445,195            396,114
   Unearned revenue                                                10,214,848          2,460,833
   Capital lease and loan obligations, current portion              2,497,046          2,024,786
                                                                 ------------       ------------
      Total current liabilities                                    19,251,702          8,649,199

Capital lease and loan obligations, less current portion            4,342,726          4,787,667

Commitments

Stockholders' equity:
   Preferred stock, $.001 par value; 7,500,000 shares
    authorized and no shares issued and outstanding                        --                 --
   Common stock, $.001 par value; 50,000,000 shares
    authorized, 17,519,665 and 17,101,843 shares issued and
    outstanding at December 31, 1999 and 1998, respectively            17,520             17,102
   Additional paid-in capital                                      63,267,773         61,603,265
   Accumulated other comprehensive loss                               (48,567)                --
   Deferred compensation                                             (830,112)        (2,240,606)
   Accumulated deficit                                            (21,993,865)       (21,784,548)
                                                                 ------------       ------------
    Total stockholders' equity                                     40,412,749         37,595,213
                                                                 ============       ============
    Total liabilities and stockholders' equity                   $ 64,007,177       $ 51,032,079
                                                                 ============       ============

                             See accompanying notes.

                         AURORA BIOSCIENCES CORPORATION

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS



                                                      YEARS ENDED DECEMBER 31,
                                        --------------------------------------------------
                                            1999               1998               1997
                                        ------------       ------------       ------------
 Revenue                                $ 50,521,461       $ 26,557,888       $ 14,907,749

 Operating expenses:
    Cost of revenue                       27,941,512         23,814,409          6,982,875
    Research and development              11,593,538         17,145,787          5,405,731
    Selling, general and                  11,932,950          6,103,808          3,679,317
administrative
                                        ------------       ------------       ------------
       Total operating expenses           51,468,000         47,064,004         16,067,923
                                        ------------       ------------       ------------

 Loss from operations                       (946,539)       (20,506,116)        (1,160,174)

 Interest income                           1,545,091          2,444,836          1,793,691
 Interest expense                           (690,869)          (645,395)          (346,183)
                                        ------------       ------------       ------------
 Income (loss) before income taxes           (92,317)       (18,706,675)           287,334
 Income taxes                               (117,000)                --            (20,000)
                                        ------------       ------------       ------------
 Net income (loss)                      $   (209,317)      $(18,706,675)      $    267,334
                                        ============       ============       ============

Basic income (loss) per share           $      (0.01)      $      (1.15)      $       0.03
                                        ============       ============       ============
Diluted income (loss) per share         $      (0.01)      $      (1.15)      $       0.02
                                        ============       ============       ============

Shares used in computing:
  Basic income (loss) per share           17,019,195         16,336,287          8,970,183
                                        ============       ============       ============
  Diluted income (loss) per share         17,019,195         16,336,287         15,422,755
                                        ============       ============       ============

                             See accompanying notes.

                         AURORA BIOSCIENCES CORPORATION
          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                       THREE YEARS ENDED DECEMBER 31, 1999



                                            PREFERRED STOCK                         COMMON STOCK                  ADDITIONAL
                                     -------------------------------       -------------------------------         PAID-IN
                                        SHARES             AMOUNT             SHARES             AMOUNT            CAPITAL
                                     ------------       ------------       ------------       ------------       ------------
Balance at December 31, 1996            9,915,973       $      9,916          2,865,156       $      2,865       $ 18,887,790

  Costs incurred in connection
    with issuance of Series D
     preferred stock                           --                 --                 --                 --            (37,485)
  Conversion of Series A, B, C
    and D preferred stock into
     common stock                      (9,915,973)            (9,916)         9,915,973              9,916                 --
  Exercise of warrants to
    purchase common stock                      --                 --             45,290                 45                (45)
  Issuance of common stock, net                --                 --          4,206,466              4,207         37,905,268
  Deferred compensation related
    to stock and stock options                 --                 --                 --                 --          3,741,944
  Amortization of deferred
     compensation                              --                 --                 --                 --                 --
  Net income                                   --                 --                 --                 --                 --
                                     ------------       ------------       ------------       ------------       ------------
Balance at December 31, 1997                   --                 --         17,032,885             17,033         60,497,472
  Issuance of common stock, net                --                 --            125,369                125            511,510
  Issuance of common stock for
    acquired technology                        --                 --             75,000                 75            569,456
  Issuance of common stock for
    acquisition of Quorum
    Sciences, Inc.                             --                 --             76,924                 77            106,423
  Repurchases of common stock                  --                 --           (208,335)              (208)           (24,436)
  Deferred compensation related
    to stock and stock options                 --                 --                 --                 --            (57,160)
  Amortization of deferred
     compensation                              --                 --                 --                 --                 --
  Net loss                                     --                 --                 --                 --                 --
                                     ------------       ------------       ------------       ------------       ------------
Balance at December 31, 1998                   --                 --         17,101,843             17,102         61,603,265
  Issuance of common stock, net                --                 --            439,515                440          2,243,941
  Repurchases of common stock                  --                 --            (21,693)               (22)            (2,671)
  Deferred compensation related
    to stock and stock options                 --                 --                 --                 --           (576,762)
  Amortization of deferred
     compensation                              --                 --                 --                 --                 --
  Net income                                   --                 --                 --                 --                 --
  Unrealized loss from
     investments                               --                 --                 --                 --                 --

   Comprehensive loss
                                     ------------       ------------       ------------       ------------       ------------
Balance at December 31, 1999                   --       $         --         17,519,665       $     17,520       $ 63,267,773
                                     ============       ============       ============       ============       ============


                                     ACCUMULATED
                                        OTHER                                   TOTAL
                                    COMPREHENSIVE         DEFERRED           ACCUMULATED       STOCKHOLDERS'
                                         LOSS           COMPENSATION           DEFICIT        EQUITY (DEFICIT)
                                    -------------       ------------         ------------     ----------------
Balance at December 31, 1996         $         --       $   (371,573)        $ (3,345,207)      $ 15,183,791

  Costs incurred in connection
    with issuance of Series D
     preferred stock                           --                 --                   --            (37,485)
  Conversion of Series A, B, C
    and D preferred stock into
     common stock                              --                 --                   --                 --
  Exercise of warrants to
    purchase common stock                      --                 --                   --                 --
  Issuance of common stock, net                --                 --                   --         37,909,475
  Deferred compensation related
    to stock and stock options                 --         (3,513,702)                  --            228,242
  Amortization of deferred
     compensation                              --            812,715                   --            812,715
  Net income                                   --                 --              267,334            267,334
                                     ------------       ------------         ------------       ------------
Balance at December 31, 1997                   --         (3,072,560)          (3,077,873)        54,364,072
  Issuance of common stock, net                --                 --                   --            511,635
  Issuance of common stock for
    acquired technology                        --                 --                   --            569,531
  Issuance of common stock for
    acquisition of Quorum
    Sciences, Inc.                             --                 --                   --            106,500
  Repurchases of common stock                  --                 --                   --            (24,644)
  Deferred compensation related
    to stock and stock options                 --             57,160                   --                 --
  Amortization of deferred
     compensation                              --            774,794                   --            774,794
  Net loss                                     --                 --          (18,706,675)       (18,706,675)
                                     ------------       ------------         ------------       ------------
Balance at December 31, 1998                   --         (2,240,606)                             37,595,213
  Issuance of common stock, net                --                 --                   --          2,244,381
  Repurchases of common stock                  --                 --                   --             (2,693)
  Deferred compensation related
    to stock and stock options                 --            576,762                   --                 --
  Amortization of deferred
     compensation                              --            833,732                   --            833,732
  Net income                                   --                 --             (209,317)          (209,317)
  Unrealized loss from
     investments                          (48,567)                --                   --            (48,567)
                                                                                                ------------
   Comprehensive loss                                                                               (257,884)
                                     ------------       ------------         ------------       ------------
Balance at December 31, 1999         $    (48,567)      $   (830,112)        $(21,993,865)      $ 40,412,749
                                     ============       ============         ============       ============


                             See accompanying notes.

                         AURORA BIOSCIENCES CORPORATION
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                       YEARS ENDED DECEMBER 31,
                                                         --------------------------------------------------
                                                             1999               1998               1997
                                                         ------------       ------------       ------------
Operating activities:
Net income (loss)                                        $   (209,317)      $(18,706,675)      $    267,334
Adjustments to reconcile net income (loss) to net
  cash provided by (used in) operating activities:
  Depreciation and amortization                             3,236,771          2,423,249            964,323
  Amortization of deferred compensation                       833,732            774,794            812,715
  Other non-cash items, net                                  (184,000)           569,531                 --
  Changes in operating assets and liabilities:
   Accounts receivable                                     (1,533,844)          (543,125)        (2,090,643)
   Prepaid expenses and other current assets               (1,186,965)          (253,829)          (929,143)
   Other assets                                            (1,932,531)        (1,480,639)          (230,376)
   Accounts payable and accrued compensation                2,325,722          2,381,088            999,451
   Other current liabilities                                   50,506            163,916            227,778
   Unearned revenue                                         7,754,015            136,832          2,074,001
   Other noncurrent liabilities                                    --           (154,346)           154,346
                                                         ------------       ------------       ------------
Net cash provided by (used in) operating activities         9,154,089        (14,689,204)         2,249,786
Investing activities:
  Purchases of short-term investments                     (10,893,919)       (23,015,257)       (24,459,286)
  Sales and maturities of short-term investments            8,709,647         30,205,000          7,974,422
  Purchases of property and equipment                      (1,587,219)        (2,841,145)        (1,951,776)
  Notes receivable from officers and employees                235,000           (130,000)           (90,000)
  Restricted cash                                             426,224            215,889         (1,311,923)
  Other assets                                                     --         (2,448,917)          (339,283)
                                                         ------------       ------------       ------------
Net cash provided by (used in) investing activities        (3,110,267)         1,985,570        (20,177,846)
Financing activities:
  Issuance of convertible preferred stock, net                     --                 --            (37,485)
  Issuance of common stock, net                             2,145,688            586,991         37,909,475
  Proceeds from capital lease and loan obligations            619,225                 --                 --
  Principal payments on capital lease and
     loan obligations                                      (2,293,395)        (1,517,797)          (689,278)
                                                         ------------       ------------       ------------
Net cash provided by (used in) financing activities           471,518           (930,806)        37,182,712
                                                         ------------       ------------       ------------
Net increase (decrease) in cash and
     cash equivalents                                       6,515,340        (13,634,440)        19,254,652

Cash and cash equivalents at beginning of year              9,534,250         23,168,690          3,914,038
                                                         ============       ============       ============
Cash and cash equivalents at end of year                 $ 16,049,590       $  9,534,250       $ 23,168,690
                                                         ============       ============       ============

Supplemental disclosure of cash flow information:
  Interest paid                                          $    690,869       $    645,395       $    346,183
                                                         ============       ============       ============

Supplemental schedule of non-cash investing
  and financing activities:
  Property and equipment acquired under capital
   leases and loans                                      $  1,701,489       $  3,755,413       $  3,802,971
                                                         ============       ============       ============


                             See accompanying notes.

                         AURORA BIOSCIENCES CORPORATION
             Notes to Supplemental Consolidated Financial Statements

1.      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business Activity

Aurora Biosciences Corporation ("Aurora" or the "Company") was incorporated in California on May 8, 1995 and subsequently re-incorporated in Delaware on January 22, 1996. The Company combines innovative biotechnology with its novel, high technology, automation and software to provide solutions to challenges in drug discovery for the pharmaceutical and biotechnology industries. Aurora's core technologies include a broad portfolio of proprietary fluorescence assay technologies; its functional genomics GenomeScreen(TM) program; as well as its ultra-high throughput screening system ("UHTSS Platform") and subsystems to miniaturize and automate assays derived from those technologies within a computer-controlled integrated system, capable of searching through expansive libraries of compounds to identify those that might lead to new medicines.

To date, the Company's revenue has been generated from a limited number of customers in the biotechnology and pharmaceutical industries in the U.S. and Europe. In 1999, greater than 10% of the Company's revenue resulted from transactions with each of the following customers: Pfizer, Inc. ("Pfizer") (21%), Warner-Lambert Company ("Warner-Lambert") (19%), Merck & Co., Inc. ("Merck") (16%) and Bristol-Myers Squibb Company ("BMS") (13%). The loss of such customers could have a material adverse impact on the Company.

Principles of Consolidation

The consolidated financial statements include the accounts of Aurora and its wholly-owned subsidiary, Quorum Sciences, Inc. (see Note 11). All significant intercompany accounts and transactions have been eliminated.

Generally accepted accounting principles prohibit giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation of the business combination. These supplemental consolidated financial statements do not extend through the date of combination; however, they will become the historical consolidated financial statements of the combined Company after financial statements covering the date of consummation of the business combination are issued.

Cash, Cash Equivalents and Investment Securities

The Company considers all highly liquid investments with maturities of three months or less from the date of purchase to be cash equivalents. Management determines the appropriate classification of its cash equivalents and investment securities at the time of purchase and reevaluates such determination as of each balance sheet date. Management has classified the Company's cash equivalents and investment securities as available-for-sale securities in the accompanying financial statements. Available-for-sale securities are carried at fair value, with unrealized gains and losses reported in other comprehensive income (loss). The cost of debt securities classified as available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization and accretion, as well as interest and dividends, are included in interest income. Realized gains and losses are also included in interest income. The cost of securities sold is based on the specific identification method.

The Company invests its excess cash in U.S. government and agency securities, debt instruments of financial institutions and corporations and money market funds with strong credit ratings. The Company has established guidelines regarding diversification of its investments and their maturities which are designed to maintain safety and liquidity.

Equipment, Furniture and Leaseholds

Equipment, including capitalized leased equipment, furniture and leaseholds, is stated at cost less accumulated depreciation and amortization. Depreciation and amortization is calculated using the straight-line method over the shorter of the estimated useful lives of the respective assets (generally three to five years) or the term of the applicable lease.

                         AURORA BIOSCIENCES CORPORATION
        Notes to Supplemental Consolidated Financial Statements (cont'd.)


1.      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Other Assets

Equity investments in closely-held companies are carried at cost and reviewed quarterly for permanent impairment. Patents are carried at cost and amortized using the straight-line method over the expected useful lives, which are estimated to be four to eight years. Chemical compounds are carried at cost and amortized over the expected useful lives, which are estimated to be five years.

Long-Lived Assets

The Company investigates potential impairments of its long-lived assets when there is evidence that events or changes in circumstances may have made recovery of an asset's carrying value unlikely. An impairment loss is recognized when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. The Company has not identified any such losses.

Warranty Reserve

Estimated expenses for warranty obligations are accrued as revenue is recognized. Reserve estimates are adjusted periodically to reflect actual experience.

Stock Options

In accordance with the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), the Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related Interpretations in accounting for its employee stock options. Under APB 25, if the purchase price of restricted stock or the exercise price of the Company's employee stock options equals or exceeds the fair value of the underlying stock on the date of issuance or grant, no compensation expense is recognized. Option grants to non-employees are valued in accordance with SFAS 123 and EITF 96-18 and are therefore expensed at fair value as services are performed.

Revenue Recognition

Revenue under collaborative agreements with UHTSS syndicate customers typically consists of non-refundable, non-creditable upfront fees, ongoing research and co-development payments, and milestone, royalty and other contingent payments. Revenue from ongoing research and co-development payments is recognized ratably over the term of the agreement, and the Company believes such payments will approximate the research and development expense being incurred associated with the agreement. The Company does not have an obligation to refund, nor does there exist the presumption of an obligation to refund, ongoing research and co-development payments. Revenue from milestone or other contingent payments is recognized upon satisfaction of the contractual terms of the milestone or contingency. Revenue from equipment sales under short-term production contracts is recognized using the completed contract method. Revenue from equipment sales under long-term production contracts is recognized using the percentage of completion method, measured based on costs incurred to-date compared to estimated costs at completion. In 1999, the Company entered into its first long-term production contract. As of December 31, 1999, revenue recognized exceeded billings on the contract by $1.9 million and such amount is included in accounts receivable in the accompanying balance sheet. License revenue is recognized ratably over the term of the licensing agreement. Revenue from royalty payments will be recognized upon applicable product sales.

Revenue from screen development, screening and other services is recognized as the services are performed or ratably over the service period if the Company believes such method will approximate the expense being incurred. Revenue from upfront fees is deferred and recognized over the service period. Advance payments received in excess of amounts earned through performance are classified as unearned revenue. Revenue under cost reimbursement contracts is recognized as the related costs are incurred.

                         AURORA BIOSCIENCES CORPORATION
        Notes to Supplemental Consolidated Financial Statements (cont'd.)


1.      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Research and Development Expense

All research and development costs are expensed in the period incurred. Customer-sponsored research and development expenses totaled approximately $4.6 million, $5.7 million and $1.8 million in 1999, 1998 and 1997, respectively. Company-sponsored research and development expenses totaled approximately $7.0 million, $11.4 million and $3.6 million in 1999, 1998 and 1997, respectively.


Income (Loss) Per Share

In accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share ("SFAS 128"), basic income (loss) per share is calculated based upon the weighted average shares of common stock outstanding during the period, and excludes any dilutive effects of options, warrants and convertible securities. In 1999 and 1997, diluted income per share also gives effect to all potential dilutive common shares outstanding during the period. In 1998, all potential dilutive common shares have been excluded from the calculation of diluted loss per share as their inclusion would be anti-dilutive.

Segment Information

Statement of Financial Accounting Standards No. 131, Segment Information ("SFAS 131"), requires disclosure of certain financial information about operating segments, products, services and geographic areas in which they operate. The Company has not reported segment information because the Company operates in only one business segment.

Effect of New Accounting Standards

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), which will be effective January 1, 2001. This Statement establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments imbedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement also requires that changes in the derivative's fair value be recognized in earnings unless specific hedge accounting criteria are met. The Company has not yet determined what impact SFAS 133 will have on the financial statements.

In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements" (SAB 101) which provides guidance related to revenue recognition based on interpretations and practices followed by the SEC. SAB 101 is effective the first fiscal quarter of fiscal years beginning after December 15, 1999 and requires companies to report any changes in revenue recognition as a cumulative change in accounting principle at the time of implementation in accordance with APB Opinion No. 20, "Accounting Changes." The Company is currently in the process of evaluating the impact, if any, SAB 101 will have on the financial position or results of operations of the Company.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                         AURORA BIOSCIENCES CORPORATION
        Notes to Supplemental Consolidated Financial Statements (cont'd.)


2.      CASH EQUIVALENTS AND INVESTMENT SECURITIES

A summary of cash equivalents and available-for-sale investment securities is shown below:

                                                                 GROSS             GROSS
                                                              UNREALIZED         UNREALIZED         ESTIMATED
DECEMBER 31, 1999                               COST             GAINS             LOSSES          FAIR VALUE
                                           ------------       ------------      ------------      ------------
Money market funds                         $  4,622,220       $         --      $         --      $  4,622,220
U.S. government and agency securities         9,934,933                220             3,096         9,932,057
U.S. corporate securities                    15,944,345                203            45,894        15,898,654
                                           ------------       ------------      ------------      ------------
  Total debt securities                      30,501,498                423            48,990        30,452,931
Less amounts classified as cash
     equivalents                             (9,769,235)                --                --        (9,769,235)
                                           ============       ============      ============      ============
  Total investment securities,
     available-for-sale                    $ 20,732,263       $        423      $     48,990      $ 20,683,696
                                           ============       ============      ============      ============
DECEMBER 31, 1998
Money market funds                         $  1,627,317       $         --      $         --      $  1,627,317
U.S. government and agency securities        14,134,679                 --                --        14,134,679
U.S. corporate securities                    12,263,312                 --                --        12,263,312
                                           ------------       ------------      ------------      ------------
  Total debt securities                      28,025,308                 --                --        28,025,308
Less amounts classified as cash
     equivalents                             (9,477,317)                --                --        (9,477,317)
                                           ============       ============      ============      ============
  Total investment securities,
     available-for-sale                    $ 18,547,991       $         --      $         --      $ 18,547,991
                                           ============       ============      ============      ============

Realized gains or losses on sales of available-for-sale securities in 1999, 1998 and 1997 were not significant. The net adjustment to unrealized holding gains (losses) on available-for-sale securities included in comprehensive income totaled $48,567, net of tax, in 1999. The estimated fair value of available-for-sale debt securities as of December 31, 1999 by contractual maturity is as follows: $16.7 million due within one year and $4.0 million due in one to two years.

3.      NOTES RECEIVABLE FROM OFFICERS AND EMPLOYEES

Notes receivable from officers and employees generally consist of relocation and housing loans to assist in the relocation of new employees. These notes are generally secured by a deed of trust on the individual's principal residence. Notes receivable as of December 31, 1999 include separate loans to officers of the Company of $60,000, $40,000 and $15,000. The $60,000 note is interest-free and is due in 2003, but will be forgiven in four annual increments provided that such officer remains an employee of the Company. The $40,000 note bears interest payable monthly at approximately 6% per annum and is due in 2001, but will be forgiven in $20,000 increments during 2000 provided that such officer remains an employee of the Company. The $15,000 note bears interest payable monthly at approximately 6% per annum and is due in 2002.

4.      BALANCE SHEET DETAILS

Equipment, furniture and leaseholds consists of the following:

                                                              DECEMBER 31,
                                                    -------------------------------
                                                        1999               1998
                                                    ------------       ------------
Scientific equipment                                $  6,305,697       $  5,394,363
Office furniture, computers and equipment              5,142,450          4,113,065
Leasehold improvements                                 5,335,996          4,887,714
Construction in process                                1,636,249                 --
                                                    ------------       ------------
                                                      18,420,392         14,395,142
Less accumulated depreciation and amortization        (6,517,928)        (3,529,262)
                                                    ============       ============
                                                    $ 11,902,464       $ 10,865,880
                                                    ============       ============

The cost of equipment, furniture and leaseholds under capital leases and loans at December 31, 1999 and 1998 was $11,469,708 and $9,148,994, respectively. The accumulated depreciation and amortization of equipment, furniture and leaseholds under capital leases and loans at December 31, 1999 and 1998 was $5,283,909 and $2,693,324, respectively.

                         AURORA BIOSCIENCES CORPORATION
        Notes to Supplemental Consolidated Financial Statements (cont'd.)


Other assets consist of the following:

                                  DECEMBER 31,
                          --------------------------
                             1999            1998
                          ----------      ----------
Chemical compounds        $2,862,494      $1,148,654
Equity investments         2,400,003       2,400,003
Patents and licenses         905,081         675,426
Deposits, noncurrent              --         994,868
Miscellaneous                 17,763          18,506
                          ----------      ----------
                          $6,185,341      $5,237,457
                          ==========      ==========

The above amounts are net of accumulated amortization of patents, licenses and compounds of $298,548 and $33,544 at December 31, 1999 and 1998, respectively.

5.      COMMITMENTS


Consulting Agreements

The Company has entered into various consulting agreements with its Scientific Advisors and others for aggregate minimum annual fees of approximately $90,000 over the next four years. The agreements are cancelable by either party upon 60 or 90 days written notice. During the years ended December 31, 1999, 1998 and 1997, the Company expensed approximately $190,000, $250,000 and $440,000, respectively, of fees and expense reimbursements related to these agreements.

Technology and License Agreements

The Company has entered into various strategic technology and license agreements with third parties pursuant to the development of its screening systems and the synthesis of chemical compounds. These agreements contain varying terms and provisions which require the Company to make payments to the third parties, subject to satisfactory performance by the third parties. Pursuant to these agreements, the Company paid approximately $1,700,000, $1,400,000 and $850,000 in 1999, 1998 and 1997, respectively, and is obligated to pay a total of approximately $4.5 million over the next four years.

The Company has also entered into various license agreements with corporations and academic institutions regarding rights to certain inventions and technologies. Most such agreements may be terminated by the Company with 60 days written notice without significant financial penalty. Pursuant to these agreements, the Company paid approximately $520,000, $1,070,000 and $140,000 in 1999, 1998 and 1997, respectively, and is obligated to pay a total of approximately $1.2 million over the next four years.

Leases and Loans

The Company leases its facilities and certain equipment under operating lease agreements which expire at various dates through September 2008. The facilities lease agreement is secured by a letter of credit totaling $0.7 million, which is secured by a certificate of deposit. At December 31, 1999, such restricted cash totaling $670,000 was included in noncurrent assets. The letter of credit will be reduced over the next two years on a predetermined schedule. Rent expense totaled approximately $1,615,000, $1,596,000 and $1,205,000 in 1999, 1998 and
1997, respectively.

In November 1997, the Company subleased certain of its facilities to a third party under an operating lease which expired in October 1999. Total sublease income in 1999, 1998 and 1997 included as a credit to rent expense is $763,000, $935,000 and $79,000, respectively.

The Company leases certain equipment and improvements under capital lease and loan agreements which expire at various dates through November 2003. Unused capital loans available at December 31, 1999 totaled $1.7 million.

                         AURORA BIOSCIENCES CORPORATION
        Notes to Supplemental Consolidated Financial Statements (cont'd.)


5.      COMMITMENTS (CONTINUED)

Annual future minimum lease payments for operating and capital leases and loans as of December 31, 1999 are as follows:

                                                                       CAPITAL LEASES
                                                    OPERATING LEASES     AND LOANS
                                                    ----------------   --------------
Years ended December 31,
2000                                                  $ 1,745,627      $ 3,028,490
2001                                                    1,797,515        2,290,360
2002                                                    1,852,071        2,001,069
2003                                                    1,907,633          509,666
2004                                                    1,963,818               --
Thereafter                                              7,899,858               --
                                                      -----------      -----------
Total minimum lease and loan payments                 $17,166,522        7,829,585
                                                      ===========
Less amounts representing interest                                        (989,813)
                                                                       -----------
Present value of capital lease and loan payments                         6,839,772
Less current portion                                                    (2,497,046)
                                                                       ===========
Capital lease and loan obligations, noncurrent                         $ 4,342,726
                                                                       ===========

6.      STOCKHOLDERS' EQUITY

Common Stock

Certain shares of common stock have been issued to founders, directors and employees of, and consultants to, the Company. In connection with certain stock purchase agreements, the Company has the option to repurchase, at the original issue price, any unvested shares in the event of termination of employment or engagement. Shares issued under these agreements generally vest over four years. At December 31, 1999, 84,667 shares of common stock were subject to repurchase by the Company.

Deferred Compensation

The Company records and amortizes over the related vesting periods deferred compensation representing the difference between the price per share of restricted stock issued or the exercise price of stock options granted and the fair value of the Company's common stock at the date of issuance or grant.

Stock Option and Purchase Plans

In 1996, the Company adopted the 1996 Stock Plan (the "Stock Plan"), under which, as amended, 6,000,000 shares of the Company's common stock were reserved for future issuance. The Stock Plan provides for the grant of incentive stock options and stock appreciation rights to employees and nonstatutory stock options and stock purchase rights to employees, directors and consultants. All options granted under the Stock Plan expire not later than ten years from the date of grant and vest and become fully exercisable after not more than five years of continued employment or engagement. Options generally vest over four years, with one-fourth of the shares vesting after one year and the remainder vesting monthly over the next thirty-six months. The exercise price of incentive stock options must be equal to at least the fair market value of the Company's common stock on the date of grant, and the exercise price of nonstatutory options may be no less than 85% of the fair market value of the Company's common stock on the date of grant.

In 1997, the Company adopted a Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), under which 240,000 shares of the Company's common stock were reserved for future issuance. All options granted under the Directors' Plan expire no later than ten years from the date of grant and vest and become fully exercisable after not more than four years of continued service. Options issued to date generally vest monthly over four years. The exercise price of each option must be equal to the fair market value of the Company's common stock on the date of grant.

                         AURORA BIOSCIENCES CORPORATION
        Notes to Supplemental Consolidated Financial Statements (cont'd.)


6.  STOCKHOLDERS' EQUITY (CONTINUED)

In 1997, the Company adopted an Employee Stock Purchase Plan (the "Purchase Plan"), under which, as amended, 700,000 shares of the Company's common stock were reserved for future issuance. The Purchase Plan provides for all eligible employees to purchase the Company's common stock through payroll deductions at a price equal to 85% of the lesser of the fair market value per share of the Company's common stock on the start date of each overlapping two-year offering period or on the date on which each semi-annual purchase period ends. At December 31, 1999, 308,218 shares of common stock have been issued pursuant to the Purchase Plan.

Pro forma information regarding net income (loss) and income (loss) per share is required by SFAS 123, and has been determined as set forth below as if the Company had accounted for stock options and shares issued under the Purchase Plan under the fair value method of SFAS 123. The fair value of stock options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for 1999, 1998 and 1997: risk-free interest rates of 6.57%, 4.59% and 5.44%, respectively; no annual dividends; volatility factor of 60%; and an expected option life of five years. The weighted-average fair value of stock options granted during 1999, 1998 and 1997 was $4.44, $4.15 and $3.33, respectively.

Shares issued under the Purchase Plan were valued based upon the difference, if any, between the market value of the stock and the purchase price of the shares on the date of purchase. The weighted-average fair value on the date of purchase for stock purchased under this plan was $5.32, $5.32 and $5.19 in 1999, 1998 and 1997, respectively.

For purposes of pro forma disclosures, the estimated fair value of stock options is amortized to expense over the options' respective vesting periods and the estimated fair value of shares issued under the Purchase Plan are amortized to expense over the respective offering periods. If compensation cost for the Company's Stock and Purchase plans had been determined based on the fair value at the grant date as defined by SFAS 123, the Company's pro forma results for 1999, 1998 and 1997 would have been as follows:

                                                    1999               1998               1997
                                                ------------       ------------       ------------

Pro forma loss                                  $ (4,392,000)      $(19,641,000)      $   (124,000)

Pro forma basic and diluted loss per share      $      (0.26)      $      (1.20)      $      (0.01)

The following table summarizes stock option activity and related information through December 31, 1999:

                                                  WEIGHTED-AVERAGE
                                      NUMBER OF       EXERCISE
                                       OPTIONS         PRICE
                                      ----------  ----------------
Outstanding at December 31, 1996           4,000       $ 0.09
Granted                                1,119,120       $ 5.90
Exercised                                 (4,000)      $ 1.15
Cancelled                                (12,700)      $ 5.02
                                      ----------
Outstanding at December 31, 1997       1,106,420       $ 5.90
Granted                                2,945,830       $ 7.33
Exercised                                (30,409)      $ 1.40
Cancelled                             (1,277,351)      $10.78
                                      ----------
Outstanding at December 31, 1998       2,744,490       $ 5.23
Granted                                1,350,070       $ 8.20
Exercised                               (237,994)      $ 3.57
Cancelled                               (334,754)      $ 6.36
                                      ==========
Outstanding at December 31, 1999       3,521,812       $ 6.38
                                      ==========

At December 31, 1999, 2,095,964 shares remain available for grant under the Stock and Directors' Plans.

                         AURORA BIOSCIENCES CORPORATION
        Notes to Supplemental Consolidated Financial Statements (cont'd.)


6.      STOCKHOLDERS' EQUITY (CONTINUED)

In November 1998, the Board of Directors authorized a plan whereby employee option holders could have exchanged all of his or her current vested and unvested options on a one-for-one basis for new options priced at the market value as of November 19, 1998. This plan was not available to members of the Board of Directors and executive officers were not permitted to exchange options with an exercise price of $10.00 or below, with the exception of one officer who did not meet the criteria to be included as a "Named Executive Officer" in the Company's Proxy Statement. Under this plan, an aggregate of 1,099,430 options with an average exercise price of $11.04 per share were exchanged for options with an exercise price of $5.25 per share. The replacement options vest and expire based on the original grant date. The replacement options were not exercisable until November 20, 1999. All replacement options are included in grants and cancellations in the above summary of stock option activity.

The following table summarizes information about stock options outstanding at December 31, 1999:

                                  OPTIONS OUTSTANDING
                     ----------------------------------------------       OPTIONS EXERCISABLE
                                WEIGHTED-AVERAGE                     -----------------------------
                                    REMAINING      WEIGHTED-AVERAGE              WEIGHTED-AVERAGE
   RANGE OF          NUMBER OF     CONTRACTUAL         EXERCISE      NUMBER OF      EXERCISE
EXERCISE PRICES       OPTIONS         LIFE              PRICE         OPTIONS         PRICE
---------------      ---------  ----------------   ----------------  ---------   ----------------
$ 0.09 - $ 5.25      1,399,172           7.91           $4.14          661,886        $3.72
$ 5.34 - $ 6.72      1,011,176           9.18           $6.15           23,207        $6.12
$ 7.13 - $17.79      1,111,464           9.13           $9.40          172,852        $8.48
                     ---------                                       ---------
$ 0.09 - $17.79      3,521,812           8.66           $6.38          857,945        $4.75
                     =========                                       =========

COMMON STOCK RESERVED FOR FUTURE ISSUANCE

At December 31, 1999, the Company has reserved shares of common stock for future issuance as follows:

Common stock and stock options under 1996 Stock Plan                          5,386,966
Common stock under Employee Stock Purchase Plan                                 391,782
Stock options under Directors' Plan                                             228,001
Other                                                                             6,809
                                                                              ===========
                                                                              6,013,558
                                                                              ===========

7.      INCOME TAXES

The provision for income taxes on earnings subject to income taxes differs from the statutory federal rate due to the following:

                                                                YEARS ENDED DECEMBER 31,
                                                    -----------------------------------------------
                                                       1999              1998              1997
                                                    -----------       -----------       -----------
Federal income taxes (benefit)                      $    94,000       $(6,528,000)      $   101,000
State income tax, net of federal benefit                  1,000                --             3,000
Tax effect of permanent differences                     330,000           414,000           301,000
Alternative minimum taxes                               116,000                --            17,000
Increase (decrease) in valuation allowance
     and other                                         (424,000)        6,114,000          (402,000)
                                                    -----------       -----------       -----------
                                                    $   117,000       $        --       $    20,000
                                                    ===========       ===========       ===========

The provision for income taxes attributable to continuing operations consisted of current federal income taxes of $116,000 and $17,000 in 1999 and 1997, respectively, and current state income taxes of $1,000 and $3,000 in 1999 and 1997, respectively.

                         AURORA BIOSCIENCES CORPORATION
        Notes to Supplemental Consolidated Financial Statements (cont'd.)


7.      INCOME TAXES (CONTINUED)

At December 31, 1999, the Company had federal income tax net operating loss carryforwards of approximately $13,221,000. The federal tax loss carryforwards will begin to expire in 2018, unless previously utilized. The Company also had federal and California research tax credit carryforwards of approximately $670,000 and $291,000, respectively, which will begin to expire in 2010 and 2012, respectively, unless previously utilized. The Company also had California manufacturer's investment tax credit carryforwards of approximately $351,000, which will begin to expire in 2005 unless previously utilized. Aurora has federal and California alternative minimum tax credit carryforwards of approximately $158,000 and $7,000, respectively, which may be carried forward indefinitely.

Pursuant to Sections 382 and 383 of the Internal Revenue Code, use of these net operating loss and credit carryforwards may be substantially limited because of cumulative changes in the Company's ownership of more than 50%. However, the Company does not believe such limitations will have a material impact upon the utilization of these carryforwards.

Significant components of the Company's net deferred tax assets as of December 31, 1999 and 1998 are shown below. Valuation allowances of $9,201,000 and $9,148,000 at December 31, 1999 and 1998, respectively, have been recognized to offset the net deferred tax assets as realization of such assets is uncertain.

                                                               DECEMBER 31,
                                                     -----------------------------
                                                         1999              1998
                                                     -----------       -----------
Deferred tax assets:
  Net operating loss carryforwards                   $ 4,733,000       $ 7,048,000
  Deferred revenue                                     2,402,000                --
  Tax credit carryforwards                             1,154,000         1,184,000
  Capitalized research and development                   779,000           915,000
  Other, net                                             865,000           346,000
                                                     -----------       -----------
  Total deferred tax assets                            9,933,000         9,493,000
Deferred tax liability:
  Depreciation                                          (732,000)         (345,000)
                                                     -----------       -----------
Net deferred tax assets                                9,201,000         9,148,000
Valuation allowance for net deferred tax assets       (9,201,000)       (9,148,000)
                                                     ===========       ===========
Net deferred taxes                                   $        --       $        --
                                                     ===========       ===========

8.      INCOME (LOSS) PER SHARE

The following table sets forth the computation of basic and diluted income
(loss) per share:

                                                               YEARS ENDED DECEMBER 31,
                                                 --------------------------------------------------
                                                     1999               1998               1997
                                                 ------------       ------------       ------------
Numerator:

  Net income (loss)                              $   (209,317)      $(18,706,675)      $    267,334
                                                 ============       ============       ============

Denominator:
  Shares used in basic income (loss)
  per share computations - weighted average
   common shares outstanding                       17,019,195         16,336,287          8,970,183

  Effect of dilutive securities:
    Convertible preferred stock                            --                 --          4,591,231
    Nonvested common stock                                 --                 --          1,452,820
    Warrants                                               --                 --             20,970
    Common stock options                                   --                 --            387,551
                                                 ------------       ------------       ------------

  Shares used in diluted income (loss)
   per share computations                          17,019,195         16,336,287         15,422,755
                                                 ============       ============       ============

                         AURORA BIOSCIENCES CORPORATION
        Notes to Supplemental Consolidated Financial Statements (cont'd.)


8.      INCOME (LOSS) PER SHARE (CONTINUED)

For additional disclosures regarding nonvested common stock and common stock options, see Note 6.

Basic income (loss) per share excludes the weighted average effects of the Company's nonvested common stock totaling 184,628, 693,861 and 1,452,820 shares for the years ended December 31, 1999, 1998 and 1997, respectively. Nonvested common stock is not included in basic income (loss) per share until the time-based vesting restrictions have lapsed.

Options to purchase 1,089,597 and 2,744,490 shares of common stock and 184,628 and 349,428 shares of nonvested common stock were outstanding at December 31, 1999 and 1998, respectively, but were not included in the computation of diluted earnings per share because the effect would be anti-dilutive.

In computing income (loss) per share for periods prior to the Company's IPO in June 1997, the Company excluded the impact of convertible preferred stock to conform to current interpretations by the Securities and Exchange Commission. For comparative purposes, basic income per share under the if-converted method would have been $0.02 in 1997 with 13,561,414 weighted average shares.

9.      401(k) RETIREMENT SAVINGS PLAN

In 1996, the Company adopted a 401(k) Retirement Savings Plan covering substantially all employees who have completed certain service requirements. Participants may contribute a portion of their compensation to the Plan through payroll deductions. The Company paid Plan expenses totaling $7,000, $6,000 and $3,000 in 1999, 1998 and 1997, respectively. Company matching contributions, if any, are determined by the Company at its sole discretion. Company contributions under the Plan totaled $167,000 and $120,000 in 1999 and 1998, respectively. No Company contributions were made in 1997.

10.     COLLABORATIVE AGREEMENTS

The Company has entered into the following collaborative agreements:

Ultra-high Throughput Screening System and Screen Development Agreements

The Company entered into collaborative agreements (the "Agreements") with BMS and Eli Lilly and Company, Inc. ("Lilly") in 1996, Warner-Lambert and Merck in 1997, and Pfizer in 1999 (collectively, the "Collaborators") regarding the development and installation of the Company's UHTSS Platform at each of the Collaborators. Under the terms of each of the Agreements, the Company is required to develop and separately install three modules to be integrated into one complete UHTSS Platform. In return, the Collaborators are obligated to make certain payments to the Company in the form of non-refundable upfront fees, delivery or installation payments and ongoing research and co-development funding. The Company is obligated to provide service and support for each installed UHTSS Platform for a limited period of time.

The Company and the Collaborators will also co-develop high throughput screening assays for use by the Collaborators. In addition to certain payments to be made by the Collaborators for the use of these assays and assay technologies, the Collaborators will also make certain milestone and royalty payments to the Company if the Collaborators develop and commercialize certain compounds identified using a screen developed by the Company.

The Collaborators may terminate the Agreements at any time without cause upon written notice, provided that certain withdrawal payments are made. One of the Agreements provide for penalties, defined at $2,777 per day up to $1 million, payable by the Company if it fails to deliver the completed UHTSS Platform by a specified time. As of December 31, 1999, the Company has not accrued for any penalties.

In November 1999, the Company and Lilly agreed to amend their collaborative research and license agreement and discontinue further development of Lilly's UHTSS Platform. The companies continued their collaborative screen development program and Lilly extended its license to certain Aurora technologies as part of the amendment.

The Company entered into agreements with Warner-Lambert in 1998 and Pfizer in 1999 to develop an automated master compound storage ("AMCS") system for long-term housing of chemical and biological compounds.

                         AURORA BIOSCIENCES CORPORATION
        Notes to Supplemental Consolidated Financial Statements (cont'd.)


10.     COLLABORATIVE AGREEMENTS (CONTINUED)

Screening Services Agreements

In 1998, the Company entered into a collaboration with Cytovia, Inc., whereby Aurora will provide screening services and access to its compound library. In 1999, Aurora entered into agreements to develop screening assays and/or provide screening services with Pharmacia & Upjohn, Inc., F.Hoffman-LaRoche Ltd. and the Cystic Fibrosis Foundation. The Company also entered into agreements with Warner-Lambert, Becton Dickinson and Company and Merck to provide functional genomics services using the Company's GenomeScreen(TM) technology. In addition, Aurora entered into agreements in the area of ion channel drug discovery with certain UHTSS Collaborators, Glaxo Wellcome and Wyeth-Ayerst Laboratories, the Pharmaceutical Division of American Home Products Corporation. Under these agreements, the Company will develop assays, deliver instrumentation and provide ongoing scientific and technical support related to ion channels.

The Company intends to continue to enter into such agreements to provide services. Such agreements vary in length and size, however, under these agreements, the Company is required to develop screening assays and to perform screening services. The customer is obligated to make certain payments to the Company in the form of upfront fees, development payments and fees for screening services. Generally, the customer is also required to make certain milestones and royalty payments to Aurora in the event of development and commercialization of a compound identified using a screen developed by Aurora.


11.     BUSINESS COMBINATION

In October 2000, Aurora completed a merger with Quorum Sciences, Inc., a development stage biotechnology company incorporated in April 1998. Quorum Sciences is developing anti-infective technology based upon the disruption of chemical signaling between bacteria cells. The merger was effected by exchanging 76,924 shares of Aurora common stock for all of the outstanding common stock of Quorum Sciences. Each share of Quorum Sciences was exchanged for approximately
0.028 of one share of Aurora common stock. In addition, outstanding Quorum Sciences stock options were converted at the same exchange factor into options to purchase 4,354 shares of Aurora common stock.

The merger constituted a tax-free reorganization and has been accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16, "Business Combinations." Accordingly, all prior period consolidated financial statements presented have been restated to include the combined results of operations, financial position and cash flows of Quorum Sciences as though it had been a part of Aurora since Quorum Sciences' inception on April 6, 1998. There were no transactions between Aurora and Quorum Sciences prior to the combination. Certain reclassifications were made to the Quorum Sciences financial statements to conform to Aurora's presentations.

The results of operations for the separate companies and the combined amounts presented in the supplemental consolidated financial statements follow:

                            Years ended December 31,
                        -------------------------------
                            1999               1998
                        ------------       ------------
Revenue:
  Aurora                $ 50,324,301       $ 26,537,888
  Quorum Sciences            197,160             20,000
                        ============       ============
   Combined             $ 50,521,461       $ 26,557,888
                        ============       ============

Net income (loss):
  Aurora                $    151,919       $(18,653,118)
  Quorum Sciences           (361,236)           (53,557)
                        ============       ============
   Combined             $   (209,317)      $(18,706,675)
                        ============       ============

12.     SUBSEQUENT EVENT

In February 2000, the Company completed a private placement of 1.8 million shares of newly issued Common Stock to selected institutional and other accredited investors. The purchase price was $42.00 per share, resulting in net proceeds of approximately $71 million.



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